APPENDIX A

METROPOLITAN WEST CAPITAL MANAGEMENT, LLC SUB-ADVISORY AGREEMENT

WELLS FARGO VARIABLE TRUST

Wells Fargo Advantage VT Intrinsic Value Fund

Approved by the Board of Trustees:  May 26, 2010

APPENDIX B

METROPOLITAN WEST CAPITAL MANAGEMENT, LLC SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO VARIABLE TRUST

This fee agreement is effective as of the 6th day of July, 2010, and is amended as of the 1st day of April, 2011, by and between Wells Fargo Variable Trust (the “Trust”), Wells Fargo Funds Management, LLC (the “Adviser”) and Metropolitan West Capital Management, LLC (the “Sub-Adviser”).

            WHEREAS, the parties have entered into a Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides management and other services to the series of the Trust listed in Appendix A to the Sub-Advisory Agreement (the “Fund”); and

            WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as indicated on this Appendix B;

            NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the average daily net assets of the Fund throughout the month:

Fund Name	Sub-Advisory Fee
VT Intrinsic Value Fund	First 250M Next 250M Next 2B Next 2B Over 4.5B	0.35% 0.325% 0.30% 0.275% 0.25%

            If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to the Fund.

The foregoing fee schedule is agreed to as of this 1st day of April, 2011, and shall remain in effect until agreed and changed in writing by the parties.

WELLS FARGO VARIABLE TRUST

on behalf of the Fund

By:

              C. David Messman

              Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By: ___________________________________

        Andrew Owen

        Executive Vice President

METROPOLITAN WEST CAPITAL MANAGEMENT, LLC

By: ___________________________________

        Gary W. Lisenbee

        President